EXHIBIT 99.1

     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     Each of the undersigned, the Plan Administrator of (the "Plan") and Senior Vice President and Chief Financial Officer of the Troy Financial Corporation, hereby certifies that to their knowledge on the date hereof:

           (a) the Form 11-K of the Plan for the Fiscal Year ended December 31, 2002, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

           (b) information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

                                        /s/ Evelyn A. Morris
                                        --------------------
                                        Evelyn A. Morris
                                        Plan Administrator
                                        Date: June 26, 2003



                                        /s/ David J. DeLuca
                                        -------------------
                                        David J. DeLuca
                                        Senior Vice President and
                                           Chief Financial Officer
                                        Date: June 26, 2003

     A signed original of this written statement required by Section 906 has been provided to The Troy Savings Bank 401(k) Savings Plan in RSI Retirement Trust and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.